Exhibit 10.34
(Form for Straight Grant)

FREEPORT-McMoRan COPPER & GOLD INC.

PERFORMANCE-BASED
RESTRICTED STOCK UNIT AGREEMENT
UNDER THE _____ STOCK INCENTIVE PLAN

AGREEMENT dated as of ____________, 20__ (the “Grant Date”), between Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (the “Company”), and _______________ (the “Participant”).

    1.         (a)     Pursuant to the Freeport-McMoRan Copper & Gold Inc. ____ Stock Incentive Plan (the “Plan”), the Participant is hereby granted effective the Grant Date _________ restricted stock units (“Restricted Stock Units” or “RSUs”) on the terms and conditions set forth in this Agreement and in the Plan.

(b)   Defined terms not otherwise defined herein shall have the meanings set forth in Section 2 of the Plan.

(c)   Subject to the terms, conditions, and restrictions set forth in the Plan and herein, each RSU granted hereunder represents the right to receive from the Company, on the respective scheduled vesting date for such RSU set forth in Section 2(a) of this Agreement or on such earlier date as provided in Section 2(b) of this Agreement or Section 5(b) of this Agreement (the “Vesting Date”), one share (a “Share”) of common stock of the Company (“Common Stock”), free of any restrictions, all amounts notionally credited to the Participant’s Dividend Equivalent Account (as defined in Section 4 of this Agreement) with respect to such RSU, and all securities and property comprising all Property Distributions (as defined in Section 4 of this Agreement) deposited in such Dividend Equivalent Account with respect to such RSU.

(d)    Provided the condition of Section 6 of this Agreement, if applicable, has been met, as soon as practicable after the Vesting Date (but no later than 2 ½ months from such date) for any RSUs granted hereunder, the Participant shall receive from the Company the number of Shares to which the vested RSUs relate, free of any restrictions, a cash payment for all amounts notionally credited to the Participant’s Dividend Equivalent Account with respect to such vested RSUs, and all securities and property comprising all Property Distributions deposited in such Dividend Equivalent Account with respect to such vested RSUs.

2.     (a)      Provided the condition of Section 6 of this Agreement has been met, the RSUs granted hereunder shall vest in installments as follows:

Scheduled Vesting Date	Number of RSUs

                               (b)  Notwithstanding Section 2(a) of this Agreement, at such time as there shall be a Change in Control of the Company, all unvested RSUs shall be accelerated and shall immediately vest.

                               (c)  Until the respective Vesting Date for an RSU granted hereunder, such RSU, all amounts notionally credited in any Dividend Equivalent Account related to such RSU, and all securities or property comprising all Property Distributions deposited in such Dividend Equivalent Account related to such RSU shall be subject to forfeiture as provided in Section 5 of this Agreement.

3.             Except as provided in Section 4 of this Agreement, an RSU shall not entitle the Participant to any incidents of ownership (including, without limitation, dividend and voting rights) in any Share until the RSU shall vest and the Participant shall be issued the Share to which such RSU relates nor in any securities or property comprising any Property Distribution deposited in a Dividend Equivalent Account related to such RSU until such RSU vests.

4.             From and after the Grant Date of an RSU until the issuance of the Share payable in respect of such RSU, the Participant shall be credited, as of the payment date therefor, with (i) the amount of any cash dividends and (ii) the amount equal to the Fair Market Value of any Shares, Subsidiary securities, other securities, or other property distributed or distributable in respect of one share of Common Stock to which the Participant would have been entitled had the Participant been a record holder of one share of Common Stock at all times from the Grant Date to such issuance date (a “Property Distribution”).  All such credits shall be made notionally to a dividend equivalent account (a “Dividend Equivalent Account”) established for the Participant with respect to all RSUs granted hereunder with the same Vesting Date.  All credits to a Dividend Equivalent Account for the Participant shall be notionally increased by the Account Rate (as hereinafter defined), compounded quarterly, from and after the applicable date of credit until paid in accordance with the provisions of this Agreement.  The “Account Rate” shall be the prime commercial lending rate announced from time to time by JPMorgan Chase Bank, N.A. or by another major national bank headquartered in New York, New York designated by the Committee.  The Committee may, in its discretion, deposit in the Participant’s Dividend Equivalent Account the securities or property comprising any Property Distribution in lieu of crediting such Dividend Equivalent Account with the Fair Market Value thereof.

5.             (a)            Except as set forth in Section 5(b) of this Agreement, all unvested RSUs provided for in this Agreement, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall immediately be forfeited on the date the Participant ceases to be an Eligible Individual (the “Termination Date”).

                                (b)           Notwithstanding the foregoing, and provided the condition of Section 6 of this Agreement has been met, if the Participant ceases to be an Eligible Individual (the “Termination”) by reason of the Participant’s death, Disability, or Retirement, the RSUs granted hereunder that are scheduled to vest on the first Vesting Date following the Termination Date, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend

Equivalent Accounts with respect to such RSUs shall vest as of the Participant’s Termination Date.  In the event that the Participant ceases to be an Eligible Individual by reason of the Participant’s Termination by his employer or principal without Cause, and provided the condition of Section 6 of this Agreement has been met, the Committee or any person to whom the Committee has delegated authority may, in its or his sole discretion, determine that the RSUs granted hereunder that are scheduled to vest on the first Vesting Date following the Termination Date, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall vest as of the Participant’s Termination Date.  In the event vesting is accelerated pursuant to this Section 5(b) and the Participant is a Key Employee, a distribution of Shares issuable to the Participant, all amounts notionally credited to the Participant’s Dividend Equivalent Account, and all securities and property comprising all Property Distributions deposited in such Dividend Equivalent Account due the Participant upon the vesting of the RSUs shall not occur until six months after the Participant’s Termination Date, unless the Participant’s Termination is due to death or Disability.

6.            The other provisions of this Agreement notwithstanding, no unvested RSU granted hereunder shall vest on its scheduled Vesting Date under Section 2(a) of this Agreement or upon the Participant’s Termination pursuant to Section 5(b) of this Agreement unless the average of the Return on Investment for the five calendar years preceding the year in which such event occurs is at least 6% and, if required or deemed necessary to satisfy the requirements to qualify such RSU as “performance-based compensation” under Section 162(m), the appropriate members of the Committee shall have certified that such condition has been met.  Any unvested RSUs that do not vest upon the occurrence of any of such events as a result of the failure to meet the condition of this Section 6, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall immediately be forfeited.

7.            The RSUs granted hereunder, any amounts notionally credited in the Participant’s Dividend Equivalent Accounts, and any securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts are not transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code.

8.            All notices hereunder shall be in writing and, if to the Company, shall be delivered personally to the Secretary of the Company or mailed to One North Central Avenue, Phoenix, Arizona 85004, addressed to the attention of the Secretary; and, if to the Participant, shall be delivered personally or mailed to the Participant at the address on file with the Company.  Such addresses may be changed at any time by notice from one party to the other.

9.            This Agreement is subject to the provisions of the Plan.  The Plan may at any time be amended by the Board, except that any such amendment of the Plan that would materially impair the rights of the Participant hereunder may not be made without the Participant’s consent.  The Committee may amend this Agreement at any time in any manner that is not inconsistent with the terms of the Plan and that will not result in the application of Section 409A(a)(1) of the Code.  Notwithstanding the foregoing, no such amendment may materially impair the rights of the Participant hereunder without the Participant’s consent.  Except as set forth above, any applicable determinations, orders, resolutions or other actions of the Committee shall be final, conclusive and binding on the Company and the Participant.

10.          The Participant is required to satisfy any obligation in respect of withholding or other payroll taxes resulting from the vesting of any RSU granted hereunder or the payment of any securities, cash, or property hereunder, in accordance with procedures established by the Committee, as a condition to receiving any securities, cash payments, or property resulting from the vesting of any RSU or otherwise.

11.          Nothing in this Agreement shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries, or to interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment relationship with the Company or any of its Subsidiaries at any time.

12.          As used in this Agreement, the following terms shall have the meanings set forth below.

               (a) “Cause” shall mean any of the following: (i) the commission by the Participant of an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of a fine), (ii) the engagement of the Participant in dishonest or unethical conduct, as determined by the Committee or its designee, (iii) the commission by the Participant of any fraud, theft, embezzlement, or misappropriation of funds, (iv) the failure of the Participant to carry out a directive of his superior, employer or principal, or (v) the breach of the Participant of the terms of his engagement.

                               (b) “Change in Control” shall mean a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as provided under Section 409A of the Code, as amended from time to time, and any related implementing regulations or guidance.

                               (c) “Disability” shall have occurred if the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

            (d) “Fair Market Value” shall, with respect to a share of Common Stock, a Subsidiary security, or any other security, have the meaning set forth in the Freeport-McMoRan Copper & Gold Inc. Policies of the Committee applicable to the _____ Stock Incentive Plan, and, with respect to any other property, mean the value thereof determined by the board of directors of the Company in connection with declaring the dividend or distribution thereof.

(e) “Key Employee” shall mean any employee who meets the definition of “key employee” as defined in Section 416(i) of the Code.

(f) “Managed Net Income” shall mean, with respect to any year, the sum of (i) the net income (or net loss) of the Company and its consolidated subsidiaries for such year as reviewed by the Company’s independent auditors and released by the Company to the public; plus (or minus) (ii) the minority interests’ share in the net income (or net loss) of the Company’s consolidated subsidiaries for such year as reviewed by the Company’s independent auditors and released by the Company to the public; plus (or minus) (iii) the effect of changes in accounting principles of the Company and its consolidated subsidiaries for such year plus (or minus) the minority interests’ share in such changes in accounting principles as reviewed by the Company’s independent auditors and released by the Company to the public.

(g) “Net Cash Provided by Operating Activities” shall mean, with respect to any year, the net cash provided by operating activities of the Company and its consolidated subsidiaries for such year as reviewed by the Company’s independent auditors and released by the Company to the public.

(h) “Net Interest Expense” shall mean, with respect to any year, the net interest expense of the Company and its consolidated subsidiaries for such year as reviewed by the Company’s independent auditors and released by the Company to the public.

(i) “Retirement” shall mean early, normal or deferred retirement of the Participant under a tax qualified retirement plan of the Company or any other cessation of the provision of services to the Company or a Subsidiary by the Participant that is deemed by the Committee or its designee to constitute a retirement.

(j) “Return on Investment” shall mean, with respect to any year, the result (expressed as a percentage) calculated according to the following formula:

a + (b - c)
d

in which “a” equals Managed Net Income for such year, “b” equals Net Interest Expense for such year, “c” equals Tax on Net Interest Expense for such year, and “d” equals Total Investment of Capital for such year.

(k) “Tax on Net Interest Expense” shall mean, with respect to any year, the tax on the net interest expense of the Company and its consolidated subsidiaries for such year calculated at the appropriate statutory income tax rate for such year as reviewed by the Company’s independent auditors.

(l) “Total Investment of Capital” shall mean, with respect to any year, the sum of (i) the weighted average of the stockholders’ equity in the Company and its consolidated subsidiaries for such year, (ii) the weighted average of the minority interests in the consolidated subsidiaries of the Company for such year, (iii) the weighted average of the redeemable preferred stock of the Company for such year and (iv) the weighted average of the long-term debt of the Company and its consolidated subsidiaries for such year, all as shown in the quarterly balance sheets of the Company and its consolidated subsidiaries for such year.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month, and year first above written.

FREEPORT-McMoRan COPPER & GOLD INC.

By:    _______________________________

                                  _______________________________
                                            (Participant)

                                   _______________________________
                                            (Street Address)

                                   _______________________________
                                          (City) (State) (Zip Code)